No. W0001

(SEE REVERSE FOR LEGEND)

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, _______, 2011.

WARRANTS

____

CROSSFIRE CAPITAL CORPORATION

WARRANT

THIS CERTIFIES THAT, for value received

CUSIP 22763S 11 7

is the registered holder of a Warrant or Warrants expiring _______, 2011 (the "Warrant") to purchase two fully paid and non-assessable shares of Common Stock, par value $.0001 per share ("Shares"), of Crossfire Capital Corporation, a Delaware corporation (the "Company") for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) ____________, 2007, such number of Shares of the Company at the price of $5.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company until exercised.

The Company reserves the right to redeem the Warrant, at any time prior to its exercise, with a notice of redemption in writing to the warrantholders of record, giving 30 days' notice of such redemption at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $8.50 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given. The redemption price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised, or tendered back to the Company by the end of the date specified in the notice of redemption, shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.

DATED:

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, New York)

Transfer Agent
and Registrar

By

Authorized Signature

Crossfire Capital Corporation
CORPORATE
SEAL
2006
DELAWARE

CROSSFIRE CAPITAL CORPORATION.

By: SECRETARY

ATTEST: PRESIDENT

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: ______________________________

____

(SIGNATURE)

____

(ADDRESS)

____

____

____

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ____ hereby sell, assign, and transfer unto

____

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint

____ Attorney

to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________

____

(SIGNATURE)

SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (A BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION WITH MEMBERSHIP IN A SECURITIES TRANSFER ASSOCIATION INC. RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.